POWER OF ATTORNEY

The undersigned (the Reporting Person) hereby constitutes and appoints each of
Bill McCanless and Patsy A. Blackburn, signing singly, as the Reporting Person's true and lawful attorney in fact to:

(1) Execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer and/or director of Lowe's Companies, Inc. (the Company),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) Do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

(3) Take any other action of any type whatsoever in connection with the fore-
going which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney in fact on behalf of the
Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The Reporting Person grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The Reporting Person acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

This Power of Attorney shall remain in effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in securities issued by, the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the attorneys in fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed on 22 January, 2004.

/s/ Joseph Michael Mabry, Jr.